UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 6, 2005 (September 30, 2005)

Date of report (Date of earliest event reported)

MONONGAHELA POWER COMPANY

(Exact name of registrant as specified in charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-5164 (Commission File Number)	13-5229392 (IRS Employer Identification No.)

1310 Fairmont Avenue Fairmont, West Virginia (Address of principal executive of offices)	26554 (Zip code)

Registrant’s telephone number, including area code: (304) 366-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 30, 2005, Monongahela Power Company (“Monongahela”) sold its natural gas operations in West Virginia (the “Assets”) to Mountaineer Gas Holdings Limited Partnership (“Mountaineer Gas Holdings”), a partnership composed of IGS Utilities LLC, IGS Holdings LLC and affiliates of ArcLight Capital Partners, LLC, for approximately $161.0 million in cash and the assumption of approximately $87.0 million of long-term debt, subject to certain post-closing adjustments. The Assets included all of the issued and outstanding capital stock of Monongahela’s subsidiary, Mountaineer Gas Company, and certain other assets related to Monongahela’s West Virginia natural gas operations. A copy of the press release relating to the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Press release issued by Allegheny Energy, Inc. on September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONONGAHELA POWER COMPANY

Dated: October 6, 2005	By:	/s/ Jeffrey D. Serkes
	Name: Title:	Jeffrey D. Serkes Vice President

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on September 30, 2005 (filed herewith).

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